Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Nayarit Gold Inc.
Toronto, Canada

We consent to the use in this Registration Statement of Nayarit Gold Inc. on Form 20-F of our report dated January 10, 2008 (except for Note 11(b) which is dated January 11, 2008), for the twelve-months ended September 30, 2007 and for the year ended September 30, 2006, and to the reference to us under the heading "Experts" in the this Registration Statement.

/s/ McGovern, Hurley, Cunningham, LLP

McGovern, Hurley, Cunningham, LLP
2005 Sheppard Avenue East, Suite 300
Toronto, Ontario
M2J 5B4 Canada

April 24, 2008